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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported):   September 30, 1997




                           OPTIMAX INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)




COLORADO                           0-19082                         84-1059458
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(State or other            (Commission file number)         (Employer Identi-
incorporation                                                    fication No.)



                     132 Lincoln Street, Boston, MA 02111
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        (Address of principal executive offices)            (Zip Code)




      Registrant's telephone number, including area code:  (617) 695-2950
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         (Former name or former address, if changed since last report)
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ITEM 5:   OTHER EVENTS
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HORTICULTURAL DIVISION
----------------------
The Company, despite the investment of a substantial amount of funds received from the proceeds of the private placement completed in August, 1996, has been unable to operate, at a profit, its nursery subsidiary located in Loxahatchee, Florida. After careful consideration and in light of the Company's decision to transform itself into a retailing and property development company, the Company discontinued operations at, and subsequently closed, the nursery in September, 1997. The Company is presently in discussions with the secured lender(s) regarding alternatives to a possible disposition of the nursery's real property. Since closing the nursery, the Company has substantially reduced its unsecured accounts payable with various wholesale growers and suppliers by offering its inventory in lieu of cash payments thereof and has been successful in retiring a significant amount of such indebtedness.

The Company is attempting, with the cooperation and assistance of its secured lender, to sell its remaining nursery subsidiary located in Homestead, Florida. The Company is presently in default on its inventory installment promissory note obligation. However, the secured lender has deferred legal proceedings in light of continuing cooperation by the Company to market the nursery for sale.

As a direct result of the Company's decision to focus on more profitable retailing opportunities and further real estate development activities, the Company has decided to discontinue the operations of its licensed plant department subsidiary, Vine Street Stores, Inc. This action was further precipitated by the resignation of the general manager of these operations.


GIFTWARE DIVISION
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The sole operation within this division is the picture framing factory of the
Company's subsidiary, Art Smart, Inc., located in Boston, Massachusetts. The operation, which was acquired in November, 1996, has continuously reported monthly operating losses and, at this point, will continue to do so, even though it has been downsized to minimum production and employment levels.

The two (2) seller-financed promissory notes are in default and have been accelerated for payment pursuant to demand notices. The senior secured lender has deferred, by arrangement, any legal action at this time. The junior secured lender has commenced an action against the Company's subsidiary, Art Smart, Inc. The Company believes it has legitimate defenses to the action, although there can be no assurance of the outcome of the case. The Company is exploring the alternative of either selling this division to its management, selling assets to retire debt or, possibly, closing and liquidating the division since the operation is no longer considered core to its retailing or real estate focuses.


TRUCK PARTS DIVISION
--------------------
During the calendar quarter ended June 30, 1997, the Company decided to permanently close its sole manufacturing, assembly and distribution operation located in Dallas, Texas, primarily due to an inability to successfully and profitably manufacture its sole licensed product (an electronic bed-cover) despite several attempts, at significant expense, to redesign or modify the existing licensed patent. Accordingly, and with the consent of the patent holder, the Company, by agreement, transferred the license to a non-affiliated third party. The Company is entitled to receive a royalty from the license holder based upon license payments received by the patent holder from the third party.


PROPERTY DEVELOPMENT DIVISION
-----------------------------
The Company has continued to achieve progress on the development of its twelve acres of commercial real estate located in Colchester, Connecticut.


CORPORATE
---------
As the Company focuses its business activities on traditional retailing and real estate development, new management has been retained to bolster the management of the Company. Accordingly, the David W. Dube resigned as President and Chief Executive Officer and as a Director of the Company, effective September 30, 1997; however, Mr. Dube has agreed to serve as a consultant to the Company for a period of six (6) months to provide a smooth transition and to assist management in the execution of its new business strategies. To fill the vacancies on the Company's Board of Directors, Peter Siegel and Barrie Genesen were elected to serve as directors. Mr. Siegel was also elected as President and Chief Executive Officer.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OPTIMAX INDUSTRIES, INC.



Dated:   October 29, 1997               By:  Peter H. Siegel
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                                             Peter H. Siegel, President